UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 22, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of L-3 Communications Holdings, Inc. (“L-3”) and Michael T. Strianese, L-3’s Chairman, President and Chief Executive Officer, mutually agreed to amend (and to restate as so amended) the terms of the nonqualified stock option agreement governing the February 24, 2011 grant (the “2011 Option Grant”) to Mr. Strianese of options to purchase 237,636 shares of L-3 common stock (the “Stock Options”). Prior to the amendment, the Stock Options were subject to a three-year incremental vesting schedule, with one-third of the Stock Options vesting on each of February 24, 2012, 2013 and 2014. Under the amendment, the incremental vesting of the Stock Options is further conditioned upon the following performance requirements:

•	50% of the Stock Options will vest only if L-3’s diluted earnings per share for the fiscal year ended December 31, 2012 (“Diluted EPS”) is at least $8.35; and

•	50% of the Stock Options will vest only if L-3’s free cash flow (“Free Cash Flow”) for the fiscal year ended December 31, 2012 is at least $1.1 billion.

In the event that one or both of the performance conditions are not satisfied, any Stock Options subject thereto would be forfeited.

See Exhibit 10.1 attached hereto for the definition of Diluted EPS and Free Cash Flow for purposes of calculating the above performance requirements.

As a result of the amendment, the vesting of the 79,212 Stock Options that would have occurred on February 24, 2012 has been delayed pending the determination as to whether the performance requirements have been satisfied, which is not expected to occur until February 2013.

In addition to the above-referenced amendment, on February 22, 2012, the Compensation Committee awarded Mr. Strianese a new grant of options (the “2012 Option Grant”) to purchase 245,793 shares of L-3 common stock, which are subject to the same time and performance vesting conditions as those applicable to the Stock Options in respect of the 2011 Option Grant.

The foregoing description is qualified in its entirety by reference to the amended and restated agreement governing the 2011 Option Grant, and the form of agreement governing the 2012 Option Grant, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

SECTION 9— FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

10.1	Amended and Restated 2008 Long Term Performance Plan Nonqualified Stock Option Agreement, effective February 22, 2012, between L-3 Communications Holdings, Inc. and Michael T. Strianese.

10.2	Form of L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan Nonqualified Stock Option Agreement (2012 CEO Version).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
Name:	Allen E. Danzig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: February 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated 2008 Long Term Performance Plan Nonqualified Stock Option Agreement, effective February 22, 2012, between L-3 Communications Holdings, Inc. and Michael T. Strianese.

10.2	Form of L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan Nonqualified Stock Option Agreement (2012 CEO Version).